Exhibit 99.1

Investor Contact: Carey Hendrickson, Chief Financial Officer Phone: 1-972-770-5600 chendrickson@capitalsenior.com

FOR IMMEDIATE RELEASE

CAPITAL SENIOR LIVING CORPORATION

REPORTS SECOND QUARTER 2020

RESULTS

Provides Update Related to COVID-19

DALLAS – August 6, 2020 – Capital Senior Living Corporation (the “Company”) (NYSE: CSU), one of the nation’s largest operators of senior housing communities, announced today operating and financial results for the second quarter ended June 30, 2020.

Recent Highlights

•	Consolidated occupancy declined 240 bps in the second quarter of 2020 as compared to the first quarter of 2020 due to the impacts of COVID-19.

•	The Company incurred $2.9 million of incremental COVID-19-related costs, which were mitigated by reductions in other expenses.

•	The Company entered into short-term forbearance agreements with certain lenders, which provided $5.7 million of debt service payment deferrals in the second quarter of 2020.

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Agreements reached with REIT partners in the first quarter of 2020 reduced facility lease expense, resulting in a lesser Net Loss for the second quarter of 2020, which declined from $(47.2) million in the first quarter of 2020 to $(12.8) million in the second quarter of 2020, and a $0.8 million increase in Adjusted CFFO in the second quarter of 2020 as compared to the first quarter of 2020.

•

As the next step in the Company’s plan to restructure its balance sheet, the Company initiated a process in July 2020 which is intended to transfer the operations and ownership of 18 communities that are either underperforming or are in underperforming loan pools to Fannie Mae, the holder of non-recourse debt on such communities. The transfer will reduce the Company’s debt by $216.3 million and improve annual cash flow by approximately $10 million. The Company is in negotiations with Fannie Mae related to an agreement that is intended to assure the orderly transition of such communities.

“During the second quarter we continued our intense operational focus on mitigating the effects of COVID-19 while remaining steadfast in our commitment to protect and care for our residents and employees,” said Kimberly S. Lody, President and Chief Executive Officer. “While occupancy declined during the second quarter, our physical occupancy trend improved each month, and in June we experienced positive net move-ins. In addition, our Adjusted CFFO increased sequentially in the second quarter due to reductions in facility lease expense, an outcome of the agreements reached with our REIT partners earlier this year.

“We announced today that we have made the decision to turn back 18 communities to Fannie Mae. These communities have been heavily impacted by the current COVID environment. With their unsustainably high debt load and generally difficult operating conditions, it did not make sense for us to continue incurring steep losses after debt service. While a difficult decision, turning back these communities to improve our operating performance and liquidity is in the best interest of the Company and its shareholders. We are working together with Fannie Mae to ensure a smooth transition of these communities to other operators.”

Ms. Lody, continued, “While we expect our financial results will continue to be impacted by the pandemic for the next several months, we believe that the strength of our operations teams, coupled with actions to improve our financial foundation, will further facilitate our operational turnaround as market conditions stabilize.”

Financial Results - Second Quarter

For the second quarter of 2020, the Company reported revenue of $101.5 million, compared with revenue of $113.1 million in the second quarter of 2019. The disposition of five communities during or since the second quarter of 2019 accounted for $5.8 million of the decrease, and the conversion of six formerly leased communities to management agreements effective March 1, 2020, accounted for $3.3 million of the decrease. Revenue in the second quarter of 2020 includes $0.5 million of COVID-19 relief related to Medicaid residents at one of our North Carolina communities. Total occupancy in the second quarter of 2020 was 77.6%, a decrease of 480 basis points as compared to the second quarter of 2019, largely due to the impacts of COVID-19. Monthly average rent was $3,749, an increase of 3.3% as compared to the second quarter of 2019. As compared to the first quarter of 2020, total occupancy declined 240 basis points in the second quarter.

Operating expenses for the second quarter of 2020 were $71.3 million, a decrease of $3.1 million as compared to the second quarter of 2019. The second quarter of 2019 included $3.9 million of operating expenses related to five communities disposed of during or since the second quarter of 2019 and $2.0 million for the six formerly leased communities that were converted to management agreements effective March 1, 2020. Also, the Company had $1.2 million in business interruption credits related to the Company’s two communities previously impacted by Hurricane Harvey in the second quarter of 2019 but did not have any such credits in the second quarter of 2020. Operating expenses for the second quarter of 2020 included $2.9 million of costs directly related to COVID-19, primarily for employee hazard pay, specialized sterilization services and personal protective equipment.

General and administrative expenses for the second quarter of 2020 were $6.5 million versus $6.6 million in the second quarter of 2019. Excluding transaction and conversion costs in both periods, general and administrative expenses decreased $0.8 million in the second quarter of 2020 versus the second quarter of 2019 due to lower healthcare claims under the Company’s self-insured healthcare plan. As a percentage of revenues under management, general and administrative expenses, excluding transaction and conversion costs, were 5.4% in the second quarter of 2020.

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Net loss for the second quarter of 2020 was $12.8 million as compared to $12.5 million for the second quarter of 2019.

Adjusted EBITDAR for the second quarter of 2020 was $23.9 million. Adjusted EBITDAR excluding COVID-19 relief and expenses was $26.3 million. Adjusted CFFO for the second quarter of 2020 was $0.5 million. Adjusted CFFO excluding COVID-19 relief and expenses was $2.9 million. (See “Non-GAAP Financial Measures” below).

Same Community Results

Same community results exclude the five non-core communities the Company has disposed of during or since the second quarter of 2019 and the six Healthpeak communities converted to management agreements effective March 1, 2020. Same-community results also exclude COVID-19 relief of $0.5 million and COVID-19 expenses of $2.9 million in the second quarter of 2020.

Same-community revenue in the second quarter of 2020 was $98.9 million, a decrease of 4.4% versus the second quarter of 2019, primarily due to the impact of COVID-19 on the Company’s occupancy in the second quarter of 2020. Same-community occupancy in the second quarter was 77.6%, a decrease of 460 basis points as compared to the second quarter of 2019 and average monthly rent was $3,729, an increase of 0.6% as compared to the second quarter of 2019. As compared to the first quarter of 2020, same-community occupancy declined 230 basis points in the second quarter.

Same-community operating expenses decreased 0.3% in the second quarter of 2020 versus the second quarter of 2019. Same store labor costs, including benefits, increased $2.1 million, or 4.9%, while all other expense categories declined $2.4 million on a combined basis. Contract labor decreased $1.4 million, with other significant decreases in food, advertising and promotion, repairs and maintenance, and supplies. Same-community net operating income decreased 13.9% in the second quarter of 2020 when compared with the second quarter of 2019. Same-community net operating income decreased $0.8 million, or 2.7%, in the second quarter of 2020 as compared to the first quarter of 2020.

COVID-19 Update

Since the onset of COVID-19, the Company has responded swiftly, thoughtfully and aggressively to the unprecedented challenges raised by the pandemic. The Company has relentlessly focused on the safety and wellbeing of its residents, employees and caregivers. In an effort to protect its residents and employees and slow the spread of COVID-19, and in response to quarantines, shelter-in-place orders and other limitations imposed by federal, state and local governments, the Company has restricted or limited access to its communities, including limitations on in-person prospective resident tours and, in certain cases, new resident admissions.

Access restrictions have resulted in declines in the occupancy levels at the Company’s communities, which has, and will continue to, negatively impact revenues and operating results in the near- to mid-term. During the second half of March, new resident leads, visits, and move-in activity began to decline compared to typical levels. This trend intensified in April and began to adversely impact occupancy as move-ins

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for the month of April were approximately 45% of average pre-COVID move-ins. The Company’s consolidated senior housing occupancy decreased from 79.9% at March 31, 2020, to 78.7% at April 30, 2020. While the number of move-ins increased by 51% in May as compared to April, move-ins for the month remained significantly lower than normal at approximately 68% of average pre-COVID move-ins. Occupancy declined to 77.4% at May 31, 2020. June move-ins returned to pre-COVID levels and exceeded move-outs for the month. Occupancy at June 30, 2020, increased to 77.7%.

During the COVID crisis, the Company has incurred significant additional operating costs and expenses in order to implement enhanced infection control protocols and otherwise care for its residents. In the second quarter of 2020, the Company incurred substantial costs for procurement of additional PPE, cleaning and disposable food service supplies, enhanced cleaning, infection control, environmental sanitation costs, and increased labor expenses for hazard pay at certain communities with COVID-19 positive residents. CSL has also incurred costs for COVID-19 testing of residents and employees. In total, the Company incurred approximately $2.9 million in incremental COVID costs in the second quarter and expects to continue to incur such incremental costs until the pandemic subsides. To mitigate these new expenses, the Company reduced spending on non-essential supplies, travel, and other discretionary items.

The Company received $0.5 million of COVID-19 relief funds from a North Carolina state Medicaid program in the second quarter. This program also provided $0.1 million to offset certain COVID-related expenses. The Company expects to receive funds from state Medicaid programs in Wisconsin and Nebraska in the third quarter, but the amounts are unknown. The Company has also applied for relief from a CARES Act provider relief fund for eligible Medicaid providers; if relief is granted, we would expect to receive such funds in the third quarter, but the amount of potential relief is unknown. The Company is utilizing the payroll tax deferral program under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (CARES Act) to defer the employer portion of payroll taxes from April 2020 through December 2020. One-half of the deferred payroll taxes will be due by December 2021, with the other half due by December 2022. In the second quarter of 2020, the Company deferred $2.7 million of payroll taxes under such program. The Company has also received debt service payment relief of $5.7 million in the second quarter of 2020 under short-term debt forbearance agreements with certain of its lenders.

Balance Sheet and Liquidity

The Company ended the second quarter with $28.8 million of cash and cash equivalents, including restricted cash. As of June 30, 2020, the Company financed its owned communities with mortgages totaling $921.7 million at interest rates averaging 4.6%. The majority of the Company’s debt is at fixed interest rates excluding three bridge loans totaling approximately $82.9 million, all with maturities in the fourth quarter of 2021, and approximately $50 million of long-term variable rate debt under the Company’s Master Credit Facility. The earliest maturity date for the Company’s fixed-rate debt is in 2022.

While the transfer of ownership decision related to 18 communities with Fannie Mae loans was made subsequent to June 30, debt of $216.3 million associated with such communities is classified as current on the June 30, 2020, balance sheet in accordance with GAAP.

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Q2 2020 Conference Call Information

The Company will host a conference call with senior management to discuss the Company’s second quarter 2020 financial results on Thursday, August 6, 2020, at 10:30 a.m. Eastern Time. To participate, dial 212-231-2914 (no passcode is required). A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com.

For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting August 6, 2020, through August 13, 2020. To access the conference call replay, call 412-317-6671, passcode 21966938. The conference call will also be available for playback via the Company’s corporate website, https://www.capitalsenior.com/investor-relations/conference-calls/.

Non-GAAP Financial Measures of Operating Performance

Adjusted EBITDAR and Adjusted EBITDAR excluding COVID-19 impact are financial valuation measures and Adjusted Net Income/(Loss), Adjusted Net Income/(Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

The Company believes that presenting Adjusted EBITDAR excluding COVID-19 impact, Adjusted Net Income/(Loss) excluding COVID-19 impact, and Adjusted CFFO excluding COVID-19 impact is useful to investors to assess certain recent impacts of the COVID-19 pandemic on the Company’s financial position, results of operations and the non-GAAP financial valuation and performance measures that the Company has historically presented to investors.

Adjusted EBITDAR is a valuation measure commonly used by Company management, research analysts and investors to value companies in the senior living industry. Since Adjusted EBITDAR excludes interest expense and rent expense, it allows Company management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements. The Company believes Adjusted EBITDAR excluding COVID-19 impact is a valuable measure as it normalizes the impact of COVID-19 for valuation purposes.

The Company believes that Adjusted Net Income/(Loss), Adjusted Net Income/(Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact are useful as performance measures in identifying trends in day-to-day operations because they exclude the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results

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of our primary business. Adjusted Net Income/(Loss), Adjusted Net Income/(Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and are used by research analysts and investors to evaluate the performance of companies in the senior living industry.

The Company strongly urges you to review the reconciliation of net loss to Adjusted EBITDAR and Adjusted EBITDAR excluding COVID-19 impact and the reconciliation of net income/(loss) to Adjusted Net Income/(Loss), Adjusted Net Income/(Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows. This is included on the last page of this press release.

About the Company

Dallas-based Capital Senior Living Corporation is one of the nation’s largest operators of independent living, assisted living and memory care communities for senior adults. The Company operates 124 communities that are home to more than 10,000 residents across 23 states and provide compassionate, resident-centric service and care as well as engaging programming. Capital Senior Living offers seniors the freedom and opportunity to successfully, comfortably and happily age in place. For more information, visit www.capitalsenior.com or connect with the Company on Facebook.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the continued spread of COVID-19, including the speed, depth, geographic reach and duration of such spread, new information that may emerge concerning the severity of COVID-19, the actions taken to prevent or contain the spread of COVID-19 or treat its impact, the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic, and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts; the impact of COVID-19 on the Company’s ability to continue as a going concern, the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt and lease obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt and lease agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.

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For information about Capital Senior Living, visit www.capitalsenior.com.

Investor Contact Carey P. Hendrickson, Chief Financial Officer, at 972-770-5600 or chendrickson@capitalsenior.com.

Press Contact Susan J. Turkell at 303-766-4343 or sturkell@capitalsenior.com.

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,460	$23,975
Restricted cash	3,382	13,088
Accounts receivable, net	8,832	8,143
Federal and state income taxes receivable	76	72
Property tax and insurance deposits	7,955	12,627
Prepaid expenses and other	5,823	5,308

Total current assets	51,528	63,213
Property and equipment, net	895,127	969,211
Operating lease right-of-use assets, net	12,068	224,523
Deferred taxes, net	76	76
Other assets, net	5,454	10,673

Total assets	$964,253	$1,267,696

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,776	$10,382
Accrued expenses	52,427	46,227
Current portion of notes payable, net of deferred loan costs	232,678	15,819
Deferred income	7,017	7,201
Current portion of financing obligations	—	1,741
Current portion of lease liabilities	20,336	45,988
Federal and state income taxes payable	647	420
Customer deposits	1,126	1,247

Total current liabilities	323,007	129,025
Financing obligations, net of current portion	—	9,688
Lease liabilities, net of current portion	645	208,967
Notes payable, net of deferred loan costs and current portion	685,081	905,637
Commitments and contingencies
Shareholders’ equity (deficit):
Preferred stock, $.01 par value:	—	—
Authorized shares — 15,000; no shares issued or outstanding
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 31,432 and 31,469 in 2020 and 2019, respectively	319	319
Additional paid-in capital	191,461	190,386
Retained deficit	(232,830)	(172,896)
Treasury stock, at cost — 494 shares in 2020 and 2019	(3,430)	(3,430)

Total shareholders’ equity (deficit)	(44,480)	14,379

Total liabilities and shareholders’ equity (deficit)	$964,253	$1,267,696

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues:
Resident revenue	$99,442	$113,126	$205,058	$227,302
Management fees	159	—	215	—
Community reimbursement revenue	1,876	—	2,333	—

Total revenues	101,477	113,126	207,606	227,302

Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	71,307	74,430	146,709	149,835
General and administrative expenses	6,473	6,642	12,908	14,212
Facility lease expense	6,520	14,238	17,308	28,473
Stock-based compensation expense	478	1,638	1,074	660
Depreciation and amortization expense	16,321	15,975	32,036	31,949
Long-lived asset impairment	—	—	35,954	—
Community reimbursement expense	1,876	—	2,333	—

Total expenses	102,975	112,923	248,322	225,129

Other income (expense):
Interest income	15	57	69	114
Interest expense	(11,233)	(12,602)	(22,903)	(25,166)
Write down of assets held for sale	—	—	—	(2,340)
Gain on facility lease modification and termination, net	—	(97)	11,240	(97)
Loss on disposition of assets, net	—	38	(7,356)	38
Other income	(8)	(16)	(7)	7

Loss from continuing operations before provision for income taxes	(12,724)	(12,417)	(59,673)	(25,271)
Provision for income taxes	(29)	(117)	(261)	(247)

Net loss from operations	$(12,753)	$(12,534)	$(59,934)	$(25,518)

Per share data:
Basic net loss per share	$(0.42)	$(0.41)	$(1.97)	$(0.85)

Diluted net loss per share	$(0.42)	$(0.41)	$(1.96)	$(0.85)

Weighted average shares outstanding — basic	30,592	30,279	30,502	30,191

Weighted average shares outstanding — diluted	30,592	30,279	30,502	30,191

Comprehensive loss	$(12,753)	$(12,534)	$(59,934)	$(25,518)

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(unaudited, in thousands)

	Common Stock		Additional Paid-In Capital	Retained Deficit	Treasury Stock	Total
	Shares	Amount
Balance at December 31, 2018	31,273	$318	$187,879	$(149,502)	$(3,430)	$35,265
Adoption of ASC 842	—	—	—	12,636	—	12,636
Restricted stock awards (cancellations), net	(150)	(2)	2	—	—	—
Stock-based compensation	—	—	1,638	—	—	1,638
Net loss	—	—	—	(12,984)	—	(12,984)

Balance at March 31, 2019	31,123	$316	$189,519	$(149,850)	$(3,430)	$36,555

Restricted stock awards (cancellations), net	346	4	(4)	—	—	—
Stock-based compensation	—	—	1,638	—	—	1,638
Net loss	—	—	—	(12,534)	—	(12,534)

Balance at June 30, 2019	31,469	320	191,153	(162,384)	(3,430)	25,659

Balance at December 31, 2019	31,441	$319	$190,386	$(172,896)	$(3,430)	$14,379
Restricted stock awards (cancellations), net	(52)	—	—	—	—	—
Stock-based compensation	—	—	597	—	—	597
Net loss	—	—	—	(47,181)	—	(47,181)

Balance at March 31, 2020	31,389	$319	$190,983	$(220,077)	$(3,430)	$(32,205)

Restricted stock awards (cancellations), net	43	—	—	—	—	—
Stock-based compensation	—	—	478	—	—	478
Net loss	—	—	—	(12,753)	—	(12,753)

Balance at June 30, 2020	31,432	$319	$191,461	$(232,830)	$(3,430)	$(44,480)

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six months ended June 30,
	2020	2019
Operating Activities
Net loss	$(59,934)	$(25,518)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,036	31,949
Amortization of deferred financing charges	931	857
Amortization of deferred lease costs and lease intangibles, net	—	97
Deferred income	(51)	209
Operating lease expense adjustment	(14,562)	(2,457)
Loss on disposition of assets, net	7,356	(38)
Gain on facility lease modification and termination, net	(11,240)	—
Long-lived asset impairment	35,954	—
Write-down of assets held for sale	—	2,340
Provision for bad debts	1,409	1,613
Stock-based compensation expense	1,074	660
Changes in operating assets and liabilities:
Accounts receivable	(1,576)	(1,744)
Property tax and insurance deposits	2,671	2,233
Prepaid expenses and other	(16)	(2,251)
Other assets	(1,715)	(745)
Accounts payable	(193)	(7,083)
Accrued expenses	6,217	1,207
Other liabilities	—	—
Federal and state income taxes receivable/payable	227	(227)
Deferred resident revenue	(55)	(336)
Customer deposits	(121)	(15)

Net cash used in operating activities	(1,588)	751
Investing Activities
Capital expenditures	(8,081)	(7,812)
Proceeds from disposition of assets	6,396	4,888

Net cash provided by (used in) investing activities	(1,685)	(2,924)
Financing Activities
Proceeds from notes payable	2,881	5,268
Repayments of notes payable	(7,504)	(11,905)
Cash payments for financing obligations	(311)	(538)
Deferred financing charges paid	(14)	(221)

Net cash used in financing activities	(4,948)	(7,396)

Decrease in cash and cash equivalents	(8,221)	(9,569)
Cash and cash equivalents and restricted cash at beginning of period	37,063	44,320

Cash and cash equivalents and restricted cash at end of period	$28,842	$34,751

Supplemental Disclosures
Cash paid during the year for:
Interest	$16,907	$23,509

Lease modification and termination	$6,791	$—

Income taxes	$11	$505

Capital Senior Living Corporation

Supplemental Information

	Communities		Average Resident Capacity		Average Units
	Q2 20	Q2 19	Q2 20	Q2 19	Q2 20	Q2 19
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	79	82	10,055	10,629	7,634	8,189
Leased	39	46	4,981	5,756	3,754	4,412
Third party communities managed	6	—	549	—	476	—

Total	124	128	15,585	16,385	11,864	12,601
Independent living			6,251	6,879	4,266	4,872
Assisted living			9,334	9,506	7,598	7,729
Memory Care			—	—	—	—

Total			15,585	16,385	11,864	12,601
II. Percentage of Operating Portfolio
Consolidated communities
Owned	63.7%	64.1%	64.5%	64.9%	64.3%	65.0%
Leased	31.5%	35.9%	32.0%	35.1%	31.6%	35.0%
Third party communities managed	4.8%	0.0%	3.5%	0.0%	4.0%	0.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Independent living			40.1%	42.0%	36.0%	38.7%
Assisted living			59.9%	58.0%	64.0%	61.3%
Memory Care			0.0%	0.0%	0.0%	0.0%

Total			100.0%	100.0%	100.0%	100.0%

Capital Senior Living Corporation

Supplemental Information

Selected Operating Results	Q2 20	Q2 19
I. Owned communities
Number of communities	79	82
Resident capacity	10,055	10,629
Unit capacity	7,634	8,189
Financial occupancy (1)	78.5%	83.5%
Revenue (in millions)	64.8	72.5
Operating expenses (in millions) (2)	46.3	49.9
Operating margin	29%	31%
Average monthly rent	3,601	3,534
II. Leased communities
Number of communities	39	46
Resident capacity	4,981	5,756
Unit capacity	3,754	4,412
Financial occupancy (1)	75.8%	80.5%
Revenue (in millions)	34.2	40.6
Operating expenses (in millions) (2)	22.2	24.8
Operating margin	35%	39%
Average monthly rent	4,001	3,814
III. Consolidated communities
Number of communities	118	128
Resident capacity	15,036	16,385
Unit capacity	11,388	12,601
Financial occupancy (1)	77.6%	82.4%
Revenue (in millions)	98.9	113.1
Operating expenses (in millions) (2)	68.5	74.6
Operating margin	31%	34%
Average monthly rent	3,730	3,630
IV. Communities under management
Number of communities	124	128
Resident capacity	15,585	16,385
Unit capacity	11,864	12,601
Financial occupancy (1)	78.0%	82.4%
Revenue (in millions)	102.1	113.1
Operating expenses (in millions) (2)	70.6	74.6
Operating margin	31%	34%
Average monthly rent	3,678	3,630
V. Same Store communities
Number of communities	118	118
Resident capacity	15,036	15,036
Unit capacity	11,388	11,389
Financial occupancy (1)	77.6%	82.2%
Revenue (in millions)	98.9	104.0
Operating expenses (in millions) (2)	68.6	68.8
Operating margin	31%	34%
Average monthly rent	3,729	3,705
VI. General and Administrative expenses as a percent of Total Revenues under Management
Current Quarter (3)	5.4%	5.1%
Year to Date (3)	5.2%	5.1%
VII. Consolidated Debt Information (in thousands, except for interest rates)
(Excludes insurance premium financing)
Total fixed rate mortgage debt	788,662	844,567
Total variable rate mortgage debt	132,992	126,385
Weighted average interest rate	4.53%	4.86%

(1) - Financial occupancy represents actual days occupied divided by total number of available days during the quarter.

(2) - Excludes management fees, provision for bad debts, and transaction and conversion costs.

(3) - Excludes transaction and conversion costs.

NOTE: Supplemental information for the second quarter of 2020 excludes COVID-19 revenue relief and COVID-19 costs, which total $0.5 million and $2.9 million, respectively, for all consolidated and same-store communities. COVID-19 revenue relief consists of the relief funds the Company received from a North Carolina state Medicaid program. COVID-19 costs consist of additional costs and expenses the Company incurred for the procurement of additional PPE, enhanced cleaning and sterilization services, cleaning and disposable food service supplies, and increased labor expenses for hazard pay.

CAPITAL SENIOR LIVING CORPORATION

NON-GAAP RECONCILIATIONS

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Adjusted EBITDAR
Net loss	(12,753)	(12,534)	(59,942)	(25,518)
Depreciation and amortization expense	16,321	15,975	32,036	31,949
Stock-based compensation expense	479	1,638	1,075	660
Facility lease expense	6,520	14,238	17,308	28,473
Provision for bad debts	664	808	1,409	1,613
Interest income	(15)	(57)	(69)	(114)
Interest expense	11,233	12,602	22,903	25,166
Write-off of deferred loan costs and prepayment premiums	—	97	—	97
Long-lived asset impairment	—	—	35,954	—
Loss (gain) on lease related transactions, net	—	—	(11,240)	2,340
Loss (gain) on disposition of assets, net	—	(38)	7,356	(38)
Other expense (income)	—	16	7	(7)
Provision for income taxes	29	117	261	247
Casualty losses	241	257	664	525
Transaction and conversion costs	1,048	328	2,216	960
Employee placement and separation costs	112	534	202	1,896
Communities excluded due to repositioning/lease-up	—	(18)	—	37

Adjusted EBITDAR	$23,879	$33,963	$50,140	$68,286

COVID-19 relief revenue	(502)	—	(502)	—
COVID-19 expenses	2,902	—	3,193	—

Adjusted EBITDAR excluding COVID-19 impact	$26,279	$33,963	$52,831	$68,286

Adjusted revenues
Total revenues	$101,477	$113,126	$207,606	$227,302
COVID-19 relief revenue	(502)	—	(502)	—
Communities excluded due to repositioning/lease-up	—	(1,260)	—	(2,550)

Adjusted revenues	$100,975	$111,866	$207,104	$224,752

Adjusted net loss and Adjusted net loss per share
Net loss	(12,753)	(12,534)	(59,942)	(25,518)
Casualty losses	241	257	664	525
Transaction and conversion costs	1,048	328	2,216	977
Employee placement and separation costs	112	534	202	1,896
Write-off of deferred loan costs and prepayment premiums	—	97	—	97
Write down of asset held for sale	—	—	—	2,340
Long-lived asset impairment	—	—	35,954	—
Loss (gain) on lease related transactions, net	—	—	(11,240)	—
Loss (gain) on disposition of assets, net	—	(38)	7,356	(38)
Tax impact of Non-GAAP adjustments (25%)	(353)	(295)	(8,790)	(1,449)
Deferred tax asset valuation allowance	—	2,762	—	5,663
Communities excluded due to repositioning/lease-up	—	594	—	1,277

Adjusted net loss	$(11,705)	$(8,295)	$(33,580)	$(14,230)

Diluted shares outstanding	30,592	30,279	30,502	30,191
Adjusted net income (loss) per share	$(0.38)	$(0.27)	$(1.10)	$(0.47)
COVID-19 relief revenue	(502)	—	(502)	—
COVID-19 expenses	2,902	—	3,193	—

Adjusted net loss excluding COVID-19 impact	$(8,803)	$(8,295)	$(30,387)	$(14,230)

Adjusted net income (loss) per share excluding COVID-19 impact	$(0.29)	$(0.27)	$(1.00)	$(0.47)
Adjusted CFFO
Net loss	(12,753)	(12,534)	(59,942)	(25,518)
Non-cash charges, net*	13,034	17,400	59,449	35,230
Operating lease payment adjustment to normalize lease commitments	—	—	—	(910)
Recurring capital expenditures	(1,136)	(1,148)	(2,272)	(2,297)
Casualty losses	241	257	664	525
Transaction and conversion costs	1,048	328	2,216	977
Employee placement and separation costs	112	534	202	1,896
Communities excluded due to repositioning/lease-up	—	357	—	795

Adjusted CFFO	$546	$5,194	$317	$10,698

COVID-19 relief revenue	(502)	—	(502)	—
COVID-19 expenses	2,902	—	3,193	—

Adjusted CFFO excluding COVID-19 impact	$2,946	$5,194	$3,008	$10,698

*

Non-cash charges, net, for the three and six months ended June 30, 2020, are exclusive of a one-time $6.5 million forfeiture of letters of credit associated with the Welltower Forbearance Agreement that was executed in the first quarter of 2020.

NOTE: COVID-19 relief revenue consists of the relief funds the Company received from a North Carolina state Medicaid program. COVID-19 costs consist of additional costs and expenses the Company incurred for the procurement of additional PPE, enhanced cleaning and sterilization services, cleaning and disposable food service supplies, and increased labor expenses for hazard pay.